Exhibit 1.2

PPL CAPITAL FUNDING, INC.

$350,000,000 3.950% Senior Notes due 2024

$400,000,000 5.000% Senior Notes due 2044

Fully and Unconditionally Guaranteed as to Payment under

Guarantees of

PPL CORPORATION

UNDERWRITING AGREEMENT

New York, New York

March 5, 2014

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

As Representatives of the Several Underwriters

Ladies and Gentlemen:

1.	Introductory.

This UNDERWRITING AGREEMENT (this “Agreement”) is entered into on March 5, 2014 among (i) PPL Capital Funding, Inc., a Delaware corporation (the “Company”), (ii) PPL Corporation, a Pennsylvania corporation (the “Guarantor”), (iii) the several selling securityholders named in Schedule C hereto (the “Selling Securityholders”) and (iv) the several Underwriters named in Schedule D hereto (the “Underwriters”).

The Selling Securityholders propose to sell, and the several Underwriters, for which Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the “Representatives”), severally and not jointly, propose to purchase, upon the terms and conditions set forth herein, $350,000,000 aggregate principal amount of the Company’s 3.950% Senior Notes due 2024 (the “2024 Notes”) and $400,000,000 aggregate principal amount of Company’s 5.000% Senior Notes due 2044 (the “2044 Notes” and together with the 2024 Notes, the

“Notes”) to be issued under an Indenture, dated as of November 1, 1997, among the Company, the Guarantor and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank)), as trustee thereunder (the “Trustee”), heretofore supplemented and as to be further supplemented by Supplemental Indenture No. 13 thereto relating to the 2024 Notes (“Supplemental Indenture No. 13”) and Supplemental Indenture No. 14 thereto relating to the 2044 Notes (“Supplemental Indenture No. 14”) (as so supplemented, the “Indenture”). The Notes will be fully and unconditionally guaranteed as to payment of principal and interest by the Guarantor pursuant to guarantees of the Guarantor (the “Guarantees”).

The Company and the Guarantor have filed with the Securities and Exchange Commission (the “Commission”) a joint automatic shelf registration statement on Form S-3 (Nos. 333-180410 and 333-180410-06), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) (“Rule 462(e)”) of the rules and regulations of the Commission (the “Securities Act Regulations”) under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement covers the registration of the Notes and the Guarantees under the Securities Act. Promptly after the date of this Agreement, the Company and the Guarantor will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the Securities Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Notes that omitted Rule 430B Information (other than a “free writing prospectus” as defined in Rule 405 of the Securities Act Regulations that has not been approved in writing by the Company, the Guarantor and the Representatives) and includes the documents incorporated by reference therein pursuant to Item 12 of Form S-3 is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the Securities Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Notes, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date hereof and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

2.	Representations and Warranties of the Company and the Guarantor.

The Company and the Guarantor jointly and severally represent and warrant to each Underwriter as of the date hereof, the Applicable Time referred to in Section 2(b) hereof and as of the Closing Date referred to in Section 6 hereof, and agree with each Underwriter as follows:

(a) (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company, the Guarantor or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act Regulations (“Rule 163”) or made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) and (D) at the date hereof, each of the Company and the Guarantor was and is eligible to register and issue the Notes and the Guarantees, as the case may be, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Notes and the Guarantees, since their registration on the Registration Statement, have been and remain eligible for registration by the Company and the Guarantor on a Rule 405 “automatic shelf registration statement.” Neither the Company nor the Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form.

(b) The Original Registration Statement became effective upon filing under Rule 462(e) of the Securities Act Regulations on March 28, 2012, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement and/or any notice objecting to its use has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and the Guarantor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Notes and the Guarantees made prior to the filing of the Original Registration Statement by the Company, the Guarantor or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations and at the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, including the Final Term Sheet prepared and filed pursuant to Section 7(b) identified on Schedule A hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the time of the filing of the Final Term Sheet, the General Disclosure Package will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:10 p.m. (New York City time) on March 5, 2014 or such other time as agreed by the Company, the Guarantor, the Selling Securityholders and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Notes that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company and the Guarantor’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule A hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Permitted Free Writing Prospectus” means any free writing prospectus consented to in writing by the Company, the Guarantor and the Representatives. For the avoidance of doubt, any free writing prospectus that is not consented to in writing by the Company and the Guarantor does not constitute a Permitted Free Writing Prospectus and will not be an Issuer Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Notes and the Guarantees that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes and the Guarantees or until any earlier date that the Company and the Guarantor notified or notifies the Representatives as described in Section 7(g), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter through the Representatives or by any Selling Securityholder expressly for use therein or to any statements in or omissions from the Statement of Eligibility of the Trustee under the Indenture. At the effective date of the Registration Statement, the Indenture conformed in all material respects to the Trust Indenture Act and the rules and regulations thereunder;

(c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Notes; and the Company is and will be treated as a consolidated subsidiary of the Guarantor pursuant to generally accepted accounting principles;

(d) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with corporate power and authority to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and to perform its obligations under this Agreement, the Indenture and the Guarantees and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole;

(e) The Notes have been duly authorized by the Company and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered by the Company to the Selling Securityholders against payment of the consideration therefor pursuant to the Securities Purchase and Registration Rights Agreement, dated the date hereof (the “Securities Purchase and Registration Rights Agreement”), among the Company, the Guarantor and each Selling Securityholder, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except to the extent limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws or by other laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights and by general equitable principles (regardless of whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and consideration of public policy, and federal or state securities law limitations on indemnification and contribution (the “Enforceability Exceptions”); the Notes will be in the forms established pursuant to, and entitled to the benefits of, the Indenture; and the Notes will conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Prospectus;

(f) The Guarantees have been duly authorized and, when duly executed pursuant to the Indenture and issued and delivered in the manner provided for in the Indenture, will constitute valid and binding obligations of the Guarantor enforceable in accordance with their terms except to the extent limited by the Enforceability Exceptions; the Guarantees will be in the form established pursuant to the Indenture; and the Guarantees will conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Prospectus;

(g) The Indenture, including Supplemental Indenture No. 13 and Supplemental Indenture No. 14, has been duly authorized by the Company and, when executed and delivered by the Company and the Guarantor and assuming due authorization, execution and delivery by the Trustee, will constitute a valid and legally binding obligation of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except to the extent limited by the Enforceability Exceptions; the Indenture conforms and will conform in all material respects to the statements relating thereto contained in the Prospectus; and at the effective date of the Registration Statement, the Indenture was duly qualified under the Trust Indenture Act;

(h) No consent, approval, authorization, order, registration or qualification of or with any federal, state or local governmental agency or body or any federal, state or local court is required to be obtained by the Company or the Guarantor in connection with their execution and delivery of this Agreement, the Indenture, the Notes or the Guarantees, or the performance by the Company and the Guarantor of their obligations hereunder or thereunder, except such as have been obtained and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters in the manner contemplated herein and in the Prospectus;

(i) Neither the execution and delivery of this Agreement or the Supplemental Indenture No. 13 or Supplemental Indenture No. 14, nor the issue and sale of the Notes, nor the issue of the Guarantees, nor the consummation of any of the transactions herein or therein contemplated, will (i) violate any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or the Guarantor, (ii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Certificate of Incorporation or by-laws of the Company or the Articles of Incorporation or By-laws of the Guarantor, or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement or instrument to which the Guarantor or any of its subsidiaries is a party or by which it is bound, except in the case of clause (i) or (iii) for such violations, breaches or defaults that would not in the aggregate have a material adverse effect on the ability of the Company and the Guarantor to perform their obligations hereunder or thereunder;

(j) The consolidated financial statements of the Guarantor and its subsidiaries, together with the related notes and schedules, each as set forth or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder; such audited financial statements have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and no material modifications are required to be made to the unaudited interim financial statements for them to be in conformity with generally accepted accounting principles;

(k) This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantor;

(l) Since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no event or occurrence that would result in a material adverse change in the financial position or results of operations of the Guarantor and its subsidiaries taken as a whole;

(m) Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(n) Ernst & Young LLP, who have audited certain financial statements of the Guarantor and its consolidated subsidiaries and issued their report with respect to the audited consolidated financial statements and schedule included and incorporated by reference in the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Guarantor during the periods covered by their reports within the meaning of the Securities Act and the Securities Act Regulations and the standards of the Public Company Accounting Oversight Board (United States).

(o) The Guarantor maintains systems of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s authorizations and transactions are recorded as necessary to permit preparation of financial statements. The Guarantor maintains “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Exchange Act;

(p) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(q) None of the Guarantor, any of its subsidiaries or, to the knowledge of the Guarantor, any director, officer, agent, employee or affiliate of the Guarantor or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Guarantor, its subsidiaries and, to the knowledge of the Guarantor, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(r) The operations of the Guarantor and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Guarantor, threatened; and

(s) None of the Guarantor or any of its subsidiaries or, to the knowledge of the Guarantor, any director, officer, agent, employee or affiliate of the Guarantor or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company and the Guarantor will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Each of you, as one of the several Underwriters, represents and warrants to, and agrees with, the Company and the Guarantor, their respective directors and such of their respective officers as shall have signed the Registration Statement, and to each other Underwriter, that the information set forth in Schedule B hereto furnished to the Company and the Guarantor by or through you or on your behalf expressly for use in the Registration Statement or the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

3.	Representations and Warranties of the Selling Securityholders.

Each Selling Securityholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 2(b) hereof and as of the Closing Date referred to in Section 6 hereof, and agrees with each Underwriter as follows:

(a) At the Closing Date, such Selling Securityholder will have good and marketable title to the Notes to be sold by it, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of the Notes; and upon the delivery of, against payment for, the Notes pursuant to this Agreement, and assuming an Underwriter does not have notice of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York), such Underwriter will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

(b) Such Selling Securityholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Securityholder.

(c) No consent, approval or waiver is required under any instrument or agreement to which such Selling Securityholder is a party or by which such Selling Securityholder is bound in connection with the offering, sale or purchase by the Underwriters of any of the Notes which may be sold by such Selling Securityholder under this Agreement or the consummation by such Selling Securityholder of any of the other transactions contemplated hereby.

(d) Each Selling Securityholder will deliver to you prior to or at the Closing Date (as hereinafter defined) a properly completed and executed Internal Revenue Service Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(e) The power of attorney, dated March 3, 2014, from such Selling Securityholders to the Attorneys-in-Fact named therein has been duly authorized, executed and delivered by such Selling Securityholder.

(f) Such Selling Securityholder has not and until the Closing Date will not create any derivative or security linked to the Notes.

4.	Purchase and Sale of Notes.

On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein contained, the Selling Securityholders, severally and not jointly, agree to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Selling Securityholders, (i) at a purchase price of 99.022% of the principal amount thereof, plus accrued interest, if any, from the date of the first authentication of the Notes to the Closing Date, the respective principal amounts of 2024 Notes set forth opposite the name of such Underwriter on Schedule D hereto and (ii) at a purchase price of 99.001% of the principal amount thereof, plus accrued interest, if any, from the date of the first authentication of the Notes to the Closing Date, the respective principal amounts of 2044 Notes set forth opposite the name of such Underwriter on Schedule D hereto.

5.	Public Offering.

The several Underwriters agree that as soon as practicable, in their judgment, they will make a public offering of their respective portions of the Notes in accordance with the terms set forth in the Prospectus.

6.	Delivery and Payment.

(a) The Notes will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Selling Securityholders will deliver the Notes to you against payment by you of the purchase price therefor (such delivery and payment herein referred to as the “Closing”) by wire transfer of immediately available funds on the Closing Date. Such payment shall be made upon delivery of the 2024 Notes for the account of Merrill Lynch, Pierce, Fenner & Smith Incorporated at DTC and 2044 Notes for the account of Credit Suisse Securities (USA) LLC at DTC. The Notes so to be delivered will be in fully registered form in such authorized denominations as established pursuant to the Indenture. The Company will make the Notes available for inspection by you at the office of The Bank of New York Mellon, 101 Barclay Street, 8th Floor, New York, New York 10286, Attention: Corporate Trust not later than 10:00 A.M., New York Time, on the business day next preceding the Closing Date.

(b) Each Underwriter and Selling Securityholder represents and agrees that, unless it obtains the prior written consent of the Company, the Guarantor and the Representatives, it has not and will not make any offer relating to the Notes that would constitute or would use an “issuer free writing prospectus” as defined in Rule 433 or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act Regulations that would be required to be filed with the Commission, other than information contained in the Final Term Sheet prepared in accordance with Section 7(b).

The term “Closing Date” wherever used in this Agreement shall mean March 10, 2014, or such other date (i) not later than the seventh full business day thereafter as may be agreed upon in writing by the Company, the Selling Securityholders and you, or (ii) as shall be determined by postponement pursuant to the provisions of Section 11 hereof.

7.	Certain Covenants of the Company and the Guarantor.

Each of the Company and the Guarantor covenants and agrees with the several Underwriters as follows:

(a) Subject to Section 7(b), to comply with the requirements of Rule 430B and to notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Notes shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement and/or any notice objecting to its use or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company or the Guarantor becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Notes and the Guarantees. The Company and the Guarantor will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company and the Guarantor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company and the Guarantor shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) To give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Notes or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, the Company and the Guarantor will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives shall reasonably object in writing. The Company and the Guarantor will give the Representatives notice of their intention to make any such filing pursuant to the Exchange Act or Exchange Act Regulations from the Applicable Time to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives shall reasonably object in writing. The Company and the Guarantor will prepare a final term sheet (the “Final Term Sheet”) substantially in the form attached as Annex I hereto reflecting the final terms of the Notes and shall file such Final Term Sheet as an “Issuer Free Writing Prospectus” prior to the close of business two Business Days after the date hereof (“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The

City of New York); provided that the Company and the Guarantor shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives shall reasonably object in writing.

(c) To furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act, as many copies of the Prospectus and any amendments and supplements thereto as each Underwriter may reasonably request.

(d) That before amending and supplementing the preliminary prospectus or the Prospectus, they will furnish to the Representatives a copy of each such proposed amendment or supplement and that it will not use any such proposed amendment or supplement to which the Representatives reasonably object in writing.

(e) To use their best efforts to qualify the Notes and to assist in the qualification of the Notes by you or on your behalf for offer and sale under the securities or “blue sky” laws of such jurisdictions as you may designate, to continue such qualification in effect so long as required for the distribution of the Notes and to reimburse you for any expenses (including filing fees and fees and disbursements of counsel) paid by you or on your behalf to qualify the Notes for offer and sale, to continue such qualification, to determine its eligibility for investment and to print any preliminary or supplemental “blue sky” survey or legal investment memorandum relating thereto; provided that neither the Company nor the Guarantor shall be required to qualify as a foreign corporation in any State, to consent to service of process in any State other than with respect to claims arising out of the offering or sale of the Notes, or to meet any other requirement in connection with this paragraph (e) deemed by the Company and the Guarantor to be unduly burdensome;

(f) To promptly deliver to you a true and correct copy of the Registration Statement as originally filed and of all amendments thereto heretofore or hereafter filed, including conformed copies of all exhibits except those incorporated by reference, and such number of conformed copies of the Registration Statement (but excluding the exhibits), each related preliminary prospectus, the Prospectus, and any amendments and supplements thereto, as you may reasonably request;

(g) If at any time prior to the completion of the sale of the Notes by the Underwriters (as determined by the Representatives), any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the

Prospectus to comply with the Securities Act, the Company and the Guarantor promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 7, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Prospectus to the several Underwriters without charge in such quantities as they may reasonably request; provided that the expense of preparing and filing any such amendment or supplement (i) that is necessary in connection with such a delivery of a prospectus more than nine months after the date of this Agreement or (ii) that relates solely to the activities of any Underwriter or any Selling Securityholder shall be borne by the Underwriter, Underwriters, Selling Securityholder, Selling Securityholders or the dealer or dealers requiring the same; and provided further that you shall, upon inquiry by the Company and the Guarantor, advise the Company and the Guarantor whether or not any Underwriter or dealer which shall have been selected by you retains any unsold Notes and, for the purposes of this subsection (g), the Company and the Guarantor shall be entitled to assume that the distribution of the Notes has been completed when they are advised by you that no Underwriter or such dealer retains any Notes. If at any time following issuance of an Issuer Free Writing Prospectus, there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement (or any other registration statement related to the Notes) or the Statutory Prospectus or any preliminary prospectus would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company and the Guarantor will promptly notify the Representatives and will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission;

(h) The Guarantor will, as soon as practicable, make generally available to its security holders an earnings statement covering a period of at least twelve months beginning after the “effective date of the registration statement” within the meaning of Rule 158 under the Securities Act which will satisfy the provisions of Section 11(a) of the Securities Act;

(i) The Company and the Guarantor will pay or bear (i) all expenses in connection with the matters herein required to be performed by the Company or the Guarantor, including all expenses (except as provided in Section 7(g) above) in connection with the preparation and filing of the Registration Statement, the General Disclosure Package and the Prospectus, and any amendment or supplement thereto, and the furnishing of copies thereof to the Underwriters, and all audits, statements or reports in connection therewith, and all expenses in connection with the issue and delivery of the Notes and the related Guarantees to the Underwriters at the place designated in Section 6 hereof, any fees and expenses relating to the eligibility and issuance of the Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes, all federal and state taxes (if any) payable (not including any transfer taxes) upon the original issue of the Notes or the related Guarantees; (ii) all expenses in connection with the printing, reproduction and delivery of this Agreement and the printing, reproduction and delivery of any preliminary prospectus and each Prospectus, and (except as provided in Section 7(g) above) any amendment or supplement thereto, to the Underwriters; (iii) any and all fees payable in connection with the rating of the Notes; and (iv) the reasonable fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Notes;

(j) During the period from the date of this Agreement through the Closing Date, the Company or the Guarantor shall not, without the Representatives’ prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Notes, any security convertible into or exchangeable into or exercisable for Notes or any debt securities substantially similar to the Notes (except for the Notes issued pursuant to the Securities Purchase and Registration Rights Agreement); and

(k) Each of the Company and the Guarantor represents and agrees that, unless it obtains the prior consent of the Representatives (such consent not to be unreasonably withheld), it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission. Each of the Company and the Guarantor represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping in accordance with the Securities Act Regulations.

8.	Conditions of Underwriters’ Obligations.

The obligations of the several Underwriters to purchase and pay for the Notes on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company, the Guarantor and the Selling Securityholders contained herein at the date of this Agreement and the Closing Date, to the accuracy of the statements of the Company, the Guarantor and the Selling Securityholders made in any certificates pursuant to the provisions hereof, to the performance by the Company, the Guarantor and each of the Selling Securityholders of its respective obligations hereunder and to the following additional conditions:

(a) You shall have received letters, dated the date of this Agreement and the Closing Date, in form and substance reasonably satisfactory to the Representatives, from Ernst & Young LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters”, with respect to the Guarantor and its consolidated subsidiaries, including the Company. The procedures described in such letters were prescribed by the Underwriters and are sufficient to satisfy the condition in this Section 8(a).

(b) The Registration Statement shall have become effective and on the Closing Date no stop order suspending the effectiveness of the Registration Statement and/or any notice objecting to its use shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company and the Guarantor shall have paid the required Commission filing fees relating to the Notes within the time period required by Rule 456(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(c) Subsequent to the execution of this Agreement, there shall not have occurred (i) any material adverse change not contemplated by the Prospectus (as it exists on the date hereof) in or affecting particularly the business or properties of the Guarantor or the Company which, in your judgment, materially impairs the investment quality of the Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or a material disruption in securities settlement, payment or clearance services in the United States, or; (iii) a general banking moratorium declared by federal or New York authorities or a material disruption in securities settlement, payment or clearance services in the United States; (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in your reasonable judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical and inadvisable to proceed with completion of the sale of and payment for the Notes and you shall have made a similar determination with respect to all other underwritings of debt securities of utility or energy companies in which you are participating and have a contractual right to make such a determination; or (v) any decrease in the ratings of the Notes by Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch, Inc. or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes.

(d) You shall have received from Frederick C. Paine, Esq., Senior Counsel, or such other counsel for the Company and the Guarantor as may be acceptable to you, an opinion in form and substance satisfactory to you, dated the Closing Date and addressed to you, as Representatives of the Underwriters, to the effect that:

(i) The Guarantor is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus;

(ii) The Guarantees are in the form established pursuant to the Indenture, have been duly authorized, executed and delivered by the Guarantor, and, assuming due authentication and delivery by the Trustee of the Notes on which the Guarantees are endorsed and delivery of such Notes against payment therefor, will constitute valid and binding obligations of the Guarantor, enforceable in accordance with their terms, except to the extent limited by the Enforceability Exceptions (as defined in such opinion);

(iii) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor, and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except to the extent limited by the Enforceability Exceptions;

(iv) The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown, and (1) such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus which are not described, or of any contracts or documents of a character required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required and

(2) nothing has come to the attention of such counsel that would lead such counsel to believe that (a) the Registration Statement, as of the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the General Disclosure Package, as of the Applicable Time on March 5, 2014, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of the date hereof or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no opinion as to (x) the financial statements and schedules and other financial data contained or incorporated by reference in, or omitted from, the Registration Statement, the Pricing Disclosure Package or the Prospectus or (y) information relating to the Underwriters or Selling Securityholders and furnished in writing to the Company by or on behalf of the Underwriters or Selling Securityholders specifically for inclusion therein;

(v) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor;

(vi) No approval, authorization, consent or other order of any public board or body of the United States or the Commonwealth of Pennsylvania (except for the registration of the Notes and the Guarantees under the Securities Act and the qualification of the Indenture under the Trust Indenture Act, which have occurred, and other than in connection or compliance with the provisions of the state securities or “blue sky” laws of any jurisdiction as to which such counsel need express no opinion) is legally required for the authorization of the compliance by the Company and the Guarantor with all of the provisions of the Underwriting Agreement; and

(vii) The execution and delivery by the Company and the Guarantor of, and the performance by each of the Company and the Guarantor of its obligations under, this Agreement, the Indenture, the Notes, and the Guarantees will not contravene (i) the Certificate of Incorporation or By-laws of the Company or the Amended and Restated Articles of Incorporation or Amended and Restated By-laws of the Guarantor, (ii) to the best of such counsel’s knowledge, any indenture, bank loan or credit agreement or other evidence of indebtedness binding upon the Company or the Guarantor or any agreement or other instrument binding upon the Company or the Guarantor that, in the case of any such agreement specified in this clause (ii) is material to the Company or the Guarantor, or (iii) to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Guarantor.

In rendering such opinion, such counsel may rely as to matters governed by New York law upon the opinion of Simpson Thacher & Bartlett LLP referred to in Section 8(e) of this Agreement.

(e) You shall have received from Simpson Thacher & Bartlett LLP, counsel to the Company and the Guarantor, an opinion in form and substance satisfactory to you, dated the Closing Date and addressed to you, as Representatives of the Underwriters, to the effect that:

(i) The Company is validly existing and in good standing as a corporation under the law of the State of Delaware;

(ii) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and duly qualified under the Trust Indenture Act and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms;

(iii) The Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Securities Purchase and Registration Rights Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture;

(iv) The Guarantees have been duly authorized, executed and issued by the Guarantor and, assuming due authentication of the Notes by the Trustee and upon payment for and delivery of the Notes in accordance with the Securities Purchase and Registration Rights Agreement, will constitute valid and legally binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms and entitled to the benefits of the Indenture;

(v) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor;

(vi) None of the execution, delivery and performance by the Company and the Guarantor of this Agreement and the execution and delivery of the Indenture by the Company and the Guarantor will violate the Certificate of Incorporation or By-laws of the Company or any federal or New York State statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York State statute or the Delaware General Corporation Law or any order known to such counsel issued pursuant to any federal or New York State statute or the Delaware General Corporation Law by any court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries or any of their properties;

(vii) No consent, approval, authorization, order, registration or qualification of or with any federal or New York State governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to such counsel’s knowledge, any federal or New York State court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the compliance by the Company and the Guarantor with all of the provisions of this Agreement and the Indenture, except that it is understood that no opinion is given in this paragraph vii with respect to any U.S. federal or state securities law or any rule or regulation issued pursuant to any U.S. federal or state securities law;

(viii) Neither the Company nor the Guarantor is an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended;

(ix) The statements made in each of the Preliminary Prospectus and the Prospectus under the caption “Description of the Notes” (including, in the case of the Preliminary Prospectus, the information contained in the Pricing Term Sheet), insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of such terms in all material respects; and

(x) The statements made in each of the Preliminary Prospectus and the Prospectus under the captions “Certain United States Federal Income and Estate Tax Consequences,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

In rendering such opinion, Simpson Thacher & Bartlett LLP may rely as to matters governed by Pennsylvania law upon the opinion of Frederick C. Paine, Esq. or such other counsel referred to in Section 8(d).

(f) You shall have received from Simpson Thacher & Bartlett LLP, counsel to the Company and the Guarantor, a letter in form and substance satisfactory to you, dated the Closing Date and addressed to you, as Representatives of the Underwriters, to the effect that:

(i) each of the Registration Statement, as of the date it first became effective under the Securities Act, and the Prospectus, as of the date of this Agreement, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel expresses no view with respect to the financial statements or other financial or accounting data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents (as defined in such letter); and

(ii) nothing has come to such counsel’s attention that causes such counsel to believe that (a) the Registration Statement (including the Exchange Act Documents incorporated or deemed incorporated by reference therein and the Prospectus deemed to be a part thereof), as of the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the General Disclosure Package (including the Exchange Act Documents incorporated or deemed incorporated by reference therein), as of the Applicable Time specified in the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus (including the Exchange Act Documents incorporated or deemed incorporated by reference therein), as of the date of this Agreement or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel expresses no belief in any of clauses (a), (b) or (c) above with respect to the financial statements or other financial or accounting data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the General Disclosure Package, the Prospectus or the Exchange Act Documents.

(g) You shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions in form and substance satisfactory to you, dated the Closing Date, with respect to matters as you may require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, Sullivan & Cromwell LLP may rely as to matters governed by Pennsylvania law upon the opinion of Frederick C. Paine, Esq. or such other counsel referred to above.

(h) You shall have received a certificate, dated the Closing Date, of the Controller and the Treasurer or Assistant Treasurer of the Guarantor, and of the President, the Treasurer or the Assistant Treasurer of the Company, in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company or the Guarantor, as the case may be, in this Agreement are true and correct in all material respects as of the Closing Date, (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement and/or any notice objecting to its use has been issued, and no proceedings for that purpose have been instituted or are pending by the Commission, and (iv) subsequent to the date of the latest financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Guarantor except as set forth or contemplated in the Prospectus or as described in such certificate.

(i) You shall have received from the Company a copy of the rating letters from Standard & Poor’s Ratings Service, a Division of The McGraw-Hill Companies, Moody’s Investors Service, Inc. and Fitch, Inc. assigning ratings on the Notes as set forth in the General Disclosure Package.

The Company and the Guarantor will furnish you as promptly as practicable after the Closing Date with such conformed copies of such opinions, certificates, letters and documents as you may reasonably request.

In case any such condition shall not have been satisfied, this Agreement may be terminated by you upon notice in writing or by telegram to the Company without liability or obligation on the part of the Company and the Guarantor or any Selling Securityholder or Underwriter, except as provided in Sections 7(e), 7(i), 10, 12 and 15 hereof.

9.	Conditions of the Selling Securityholders’ Obligations.

The obligations of the Selling Securityholders to sell and deliver the Notes on the Closing Date are subject to the conditions that at the Closing Date (i) they shall have purchased the Notes pursuant to the Securities Purchase and Registration Rights Agreement and (ii) no stop order suspending the effectiveness of the Registration Statement and/or any notice objecting to its use shall be in effect or proceeding therefor shall have been instituted or, to the knowledge of the Company or the Guarantor, shall be contemplated.

If such condition shall not have been satisfied, then the Selling Securityholders shall be entitled, by notice in writing or by telegram to you, to terminate this Agreement without any liability on the part of the Selling Securityholders, Company, the Guarantor or any Underwriter, except as provided in Sections 7(e), 7(i), 10, 12 and 15 hereof.

10.	Indemnification and Contribution.

(a) The Company and the Guarantor agree that they will jointly and severally indemnify and hold harmless each Underwriter, each Selling Securityholder and the officers, directors, partners, members, employees, agents and affiliates of each Underwriter or Selling Securityholder and each person, if any, who controls any Underwriter or Selling Securityholder within the meaning of Section 15 of the Securities Act, against any loss, expense, claim, damage or liability to which, jointly or severally, such Underwriter or Selling Securityholder or such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading and, except as hereinafter in this Section 10 provided, the Company and the Guarantor agree to reimburse each indemnified party for any reasonable legal or other expenses as incurred by such indemnified party in connection with investigating or defending any such loss, expense, claim, damage or liability; provided, however, that neither the Company nor the Guarantor shall be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon, and in conformity with, written information furnished to the Company and the Guarantor as set forth in Schedule B hereto by the Selling Securityholders or by or through you on behalf of the Selling Securityholder or any Underwriter expressly for use in any such document or arises out of, or is based on, statements or omissions from the part of the Registration Statement which shall constitute the Statement of Eligibility under the Trust Indenture Act of the Trustee under the Indenture.

(b) Each Selling Securityholder, severally and not jointly, agrees that it will indemnify and hold harmless the Company, the Guarantor, the officers of PPL Services Corporation who are named in the Registration Statement, each Underwriter and each other Selling Securityholder and the officers, directors, partners, members, employees, agents and affiliates of the Company, the Guarantor, each Underwriter and each other Selling Securityholder and each person, if any, who controls the Company, the Guarantor, any Underwriter or any other Selling Securityholder within the meaning of Section 15 of the Securities Act, against any loss, expense, claim, damage or liability to which, jointly or severally, the Company, the Guarantor, such Underwriter, such other Selling Securityholder or such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such documents in reliance upon, and in conformity with, written information furnished to the Company and the Guarantor as set forth in Schedule B hereto by such Selling Securityholder expressly for use in any such document; and, except as hereinafter in this Section 10 provided, each Selling Securityholder, severally and not jointly, agrees to reimburse each indemnified party for any reasonable legal or other expenses as incurred by such indemnified party in connection with investigating or defending any such loss, expense, claim, damage or liability.

(c) Each Underwriter, severally and not jointly, agrees that it will indemnify and hold harmless the Company, the Guarantor, each Selling Securityholder and their respective officers and directors and officers of PPL Services Corporation who are named in the Registration Statement, and each of them, and each person, if any, who controls the Company, the Guarantor or any Selling Securityholder within the meaning of Section 15 of the Securities Act, against any loss, expense, claim, damage or liability to which it or they may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such documents in reliance upon, and in conformity with, written information furnished to the Company and the Guarantor as set forth in Schedule B hereto by or through you on behalf of such Underwriter expressly for use in any such document; and, except as hereinafter in this Section 10 provided, each Underwriter, severally and not jointly, agrees to reimburse the Company and the Guarantor and their respective officers and directors and officers of PPL Services Corporation who are named in the Registration Statement, and each of them, and each person, if any, who controls the Company and the Guarantor within the meaning of Section 15 of the Securities Act, for any reasonable legal or other expenses incurred by it or them in connection with investigating or defending any such loss, expense, claim, damage or liability.

(d) Upon receipt of notice of the commencement of any action against an indemnified party, the indemnified party shall, with reasonable promptness, if a claim in respect thereof is to be made against an indemnifying party under its agreement contained in this Section 10, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under subsection (a), (b) or (c) of this Section 10. In the case of any such notice to an indemnifying party, the indemnifying party shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any such action, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party and to any other indemnifying party that is a defendant in the suit. In the event that any indemnifying party elects to assume the defense of any such action and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall be liable in the event of any settlement of any such action effected without its consent. Each indemnified party agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the sale of the Notes.

(e) If any Underwriter, Selling Securityholder or other person entitled to indemnification by the terms of subsection (a) of this Section 10 shall have given notice to the Company and the Guarantor in respect thereof pursuant to subsection (d) of this Section 10, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Section 9 or if such claim is unavailable under controlling precedent, such Underwriter, Selling Securityholder or other person shall be entitled to contribution from the Company and the Guarantor for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which such Underwriter or person is entitled, there shall be considered the relative benefits received by such Underwriter or person and the Selling Securityholder, the Company and the Guarantor from the offering of the Notes that were the subject of the claim for indemnification (taking into account the portion of the proceeds of the offering realized by each), the Underwriter or person’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. Notwithstanding the provisions of this subsection (e), no Selling Securityholder shall be required to contribute any amount in excess of the difference between the aggregate proceeds from the sale of the Notes sold by it and the purchase price paid by such Selling Securityholder for such Notes pursuant to the Securities Purchase and Registration Rights Agreement, which amount shall be deemed to equal the purchase price paid by such Selling Securityholder for the Junior Notes delivered by it net of the cash payment received by it pursuant thereto. The Company, the Guarantor, the Selling Securityholders and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose).

(f) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party and all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or the failure to act by or on behalf of any indemnified party.

(g) The indemnity and contribution provided for in this Section 10 and the representations and warranties of the Company, the Guarantor, the Selling Securityholders and the several Underwriters set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Company, the Guarantor or the Selling Securityholders or their respective directors or officers, (ii) the acceptance of any Notes and payment therefor under this Agreement, and (iii) any termination of this Agreement.

11.	Default of Underwriters.

If any Underwriter or Underwriters default in their obligations to purchase Notes hereunder, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the non-defaulting Underwriters. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve an Underwriter from liability for its default.

12.	Survival of Certain Representations and Obligations.

The respective indemnities, agreements, representations and warranties of the Company, the Guarantor, the several Selling Securityholders and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Securityholder, the Company or the Guarantor or any of their respective officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 7; and the respective obligations of the Selling Securityholders, the Company, the Guarantor and the Underwriters pursuant to Section 10 hereof shall remain in effect.

13.	Notices.

The Company and the Guarantor shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of each of the Underwriters if the same shall have been made or given by you jointly or by Credit Suisse Securities (USA) LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated. All statements, requests, notices, consents and agreements hereunder shall be in writing, or by telegraph subsequently confirmed in writing, and, if to the Company or the Guarantor, shall be sufficient in all respects if delivered or mailed to the Company or the Guarantor at Two North Ninth Street, Allentown, Pennsylvania 18101 (facsimile: 610-774-5235), Attn: Treasurer, and, if to you, shall be sufficient in all respects if delivered or mailed to you at the address set forth on the first page hereof (a copy of which shall be sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Address: 50 Rockefeller Plaza, New York, New York 10020, Attention: High Grade Transaction Management/Legal (facsimile: 646-855-5958)) and, if to the Selling Securityholders shall be sufficient in all respect if delivered or mailed to Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Selling Securityholders at the addresses set forth on the first page hereof; provided, however, that any notice to an Underwriter or Selling Securityholder pursuant to Section 10 hereof will also be delivered or mailed to such Underwriter or Selling Securityholder at the address, if any, of such Underwriter or Selling Securityholder furnished to the Company and the Guarantor in writing for the purpose of communications hereunder.

14.	USA Patriot Act Compliance.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.	No Advisory or Fiduciary Relationship.

Each of the Company, the Guarantor and the Selling Securityholders acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Selling Securityholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Selling Securityholders, the Company, the Guarantor, or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Selling Securityholders, the Company or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Selling Securityholders, the Company or the Guarantor on other matters) and no Underwriter has any obligation to the Selling Securityholders, the Company or the Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Selling Securityholders, the Company and the Guarantor, (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Selling Securityholders, the Company and the Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate and (f) each of the Selling Securityholders, the Company and the Guarantor waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Selling Securityholders, the Company or the Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Selling Securityholders, the Company or the Guarantor, including its respective stockholders, creditors or employees.

16.	Parties in Interest.

This Agreement shall inure solely to the benefit of the Selling Securityholders, the Company, the Guarantor and the Underwriters and, to the extent provided in Section 10 hereof, to any person who controls any Underwriter, to the officers and directors of the Selling Securityholders, the Company, the Guarantor, and to any person who controls the Selling Securityholders, the Company, the Guarantor, and their respective successors. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term “successor” shall not include any assignee of an Underwriter (other than one who shall acquire all or substantially all of such Underwriter’s business and properties), nor shall it include any purchaser of Notes from any Underwriter merely because of such purchase.

17.	Representation of Underwriters.

Any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

18.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

19.	Effectiveness.

This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

20.	Applicable Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

21.	Waiver of Jury Trial.

The Company, the Guarantor, each of the Selling Securityholders and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.	Headings.

The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Guarantor, the several Selling Securityholders and the several Underwriters in accordance with its terms.

Yours very truly, PPL CAPITAL FUNDING, INC.

By:	/s/ Mark F. Wilten
Name: Mark F. Wilten Title: Treasurer

PPL CORPORATION

By:	/s/ Mark F. Wilten
Name: Mark F. Wilten Title: Vice President-Finance and Treasurer

The foregoing Underwriting Agreement is hereby

confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By	/s/ Ted Michaels
Name: Ted Michaels
Title: Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Jeffrey Kulik
Name: Jeffrey Kulik
Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC, Accepted for itself and as Attorney-in-Fact for each of the several Selling Securityholders

By	/s/ Ted Michaels
Name: Ted Michaels
Title: Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED Accepted for itself and as Attorney-in-Fact for each of the several Selling Securityholders

By	/s/ Jeffrey Kulik
Name: Jeffrey Kulik
Title: Managing Director

SCHEDULE A

Issuer General Use

Free Writing Prospectus

1.	Final Terms and Conditions, dated March 5, 2014, for $350,000,000 aggregate principal amount of 3.950% Senior Notes due 2024 and $400,000,000 aggregate principal amount of 5.000% Senior Notes due 2044 filed with the Commission by the Company pursuant to Rule 433 under the Securities Act, a form of which is included herein as Annex I.

SCHEDULE B

Information Represented and Warranted by the Underwriters and the

Selling Securityholder Pursuant to Section 2 of the Underwriting Agreement

Underwriters

1.	The third paragraph under the caption “Underwriting (Conflicts of Interest)” in the Prospectus Supplement;

2.	The third and fourth sentences of the sixth paragraph under the caption “Underwriting (Conflicts of Interest)” in the Prospectus Supplement; and

3.	The seventh paragraph under the caption “Underwriting (Conflicts of Interest)” in the Prospectus Supplement.

Selling Securityholders

1.	The information under the caption “Selling Securityholders” in the Prospectus Supplement.

SCHEDULE C

Selling Securityholders

Credit Suisse Securities (USA) LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Barclays Capital Inc.
BNP Paribas Securities Corp.
Scotia Capital (USA) Inc.
UBS Securities LLC
Wells Fargo Securities, LLC
BNY Mellon Capital Markets, LLC
Lloyds Securities Inc.
CIBC World Markets Corp.
KeyBanc Capital Markets Inc.
PNC Capital Markets LLC
Santander Investment Securities Inc.
SunTrust Robinson Humphrey, Inc.
U.S. Bancorp Investments, Inc.
The Williams Capital Group, L.P.

SCHEDULE D

Underwriters

Underwriters	Principal Amount of 2024 Notes	Principal Amount of 2044 Notes
Credit Suisse Securities (USA) LLC	$44,625,000	$51,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$44,625,000	$51,000,000
J.P. Morgan Securities LLC	$44,625,000	$51,000,000
Morgan Stanley & Co. LLC	$44,625,000	$51,000,000
Barclays Capital Inc.	$17,500,000	$20,000,000
BNP Paribas Securities Corp.	$17,500,000	$20,000,000
Scotia Capital (USA) Inc.	$17,500,000	$20,000,000
UBS Securities LLC	$17,500,000	$20,000,000
Wells Fargo Securities, LLC	$17,500,000	$20,000,000
BNY Mellon Capital Markets, LLC	$17,500,000	$20,000,000
Lloyds Securities Inc.	$17,500,000	$20,000,000
CIBC World Markets Corp.	$7,000,000	$8,000,000
KeyBanc Capital Markets Inc.	$7,000,000	$8,000,000
PNC Capital Markets LLC	$7,000,000	$8,000,000
Santander Investment Securities Inc.	$7,000,000	$8,000,000
SunTrust Robinson Humphrey, Inc.	$7,000,000	$8,000,000
U.S. Bancorp Investments, Inc.	$7,000,000	$8,000,000
The Williams Capital Group, L.P.	$7,000,000	$8,000,000

Total	$350,000,000	$400,000,000

Annex I

Form of Final Term Sheet

PPL CAPITAL FUNDING, INC.

$350,000,000 3.950% SENIOR NOTES DUE 2024 (“2024 Notes”)

$400,000,000 5.000% SENIOR NOTES DUE 2044 (“2044 Notes”)

Issuer:	PPL Capital Funding, Inc.

Guarantor:	PPL Corporation

Selling Securityholders:

Credit Suisse Securities (USA) LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Barclays Capital Inc.

BNP Paribas Securities Corp.

Scotia Capital (USA) Inc.

UBS Securities LLC

Wells Fargo Securities, LLC

BNY Mellon Capital Markets, LLC

Lloyds Securities Inc.

CIBC World Markets Corp.

KeyBanc Capital Markets Inc.

PNC Capital Markets LLC

Santander Investment Securities Inc.

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

The Williams Capital Group, L.P.

Expected Issue Ratings*:	[Intentionally Omitted]

Size:	2024 Notes: $350,000,000 2044 Notes: $400,000,000

Trade Date:	March 5, 2014

Settlement Date:	March 10, 2014 (T+3)

Maturity Date:	2024 Notes: March 15, 2024 2044 Notes: March 15, 2044

Interest Payment Dates:	Semi-annually in arrears on March 15 and September 15, commencing on September 15, 2014

Coupon:	2024 Notes: 3.950% 2044 Notes: 5.000%

Price to Public:	2024 Notes: 99.672% 2044 Notes: 99.876%

Benchmark Treasury:	2024 Notes: 2.750% due February 15, 2024 2044 Notes: 3.750% due November 15, 2043

Benchmark Treasury Yield:	2024 Notes: 2.690% 2044 Notes: 3.628%

Spread to Benchmark Treasury:	2024 Notes: + 130 basis points 2044 Notes: + 138 basis points

Yield to Maturity:	2024 Notes: 3.990% 2044 Notes: 5.008%

Optional Redemption:

2024 Notes: On or after March 15, 2016 and prior to December 15, 2023, the 2024 Notes will be redeemable, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2024 Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2024 Notes to be so redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 20 basis points, plus, in either of the above cases, accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption.

On or after December 15, 2023, the 2024 Notes will be redeemable at a redemption price equal to 100% of the principal amount of the 2024 Notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption.

2044 Notes: On or after March 15, 2016 and prior to September 15, 2043, the 2044 Notes will be redeemable, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2044 Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2044 Notes to be so redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 20 basis points, plus, in either of the above cases, accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption.

On or after September 15, 2043, the 2044 Notes will be redeemable at a redemption price equal to 100% of the principal amount of the 2044 Notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption.

CUSIP / ISIN:	2024 Notes: 69352P AK9 / US69352PAK93 2044 Notes: 69352P AJ2 / US69352PAJ21

Joint Book-Running Managers:

Credit Suisse Securities (USA) LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Barclays Capital Inc.

BNP Paribas Securities Corp.

Scotia Capital (USA) Inc.

UBS Securities LLC

Wells Fargo Securities, LLC

Senior Co-Managers:	BNY Mellon Capital Markets, LLC Lloyds Securities Inc.

Co-Managers:

CIBC World Markets Corp.

KeyBanc Capital Markets Inc.

PNC Capital Markets LLC

Santander Investment Securities Inc.

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

The Williams Capital Group, L.P.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it from Credit Suisse Securities (USA) LLC by calling at 1-800-221-1037 or Merrill Lynch, Pierce, Fenner & Smith Incorporated by calling at 1-800-294-1322.